Callaway Golf Announces Investor Day Webcast

CARLSBAD, Calif., April 29, 2014 /PRNewswire/ -- Callaway Golf Company (NYSE: ELY) today announced that it will hold a conference for financial analysts and investors on Tuesday, May 6, 2014, in New York City. The conference and related presentation materials will be broadcast live over the Internet beginning at 8:30 am ET and can be accessed at https://engage.vevent.com/rt/callaway~05062014. To listen to the conference and view the presentation materials, go to the website at least 15 minutes before the conference to register and for instructions on how to access the webcast.

A replay of the webcast and presentation materials will be available approximately 2 hours after the conclusion of the conference and can be accessed at https://engage.vevent.com/rt/callaway~05062014.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com.

Contact:	Brad Holiday
Patrick Burke
(760) 931-1771

Logo - http://photos.prnewswire.com/prnh/20091203/CGLOGO